As filed with the Securities and Exchange Commission on May 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

City Office REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	98-1141883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210

Vancouver, British Columbia V6C 2X8

(Address of Principal Executive Offices)

Equity Incentive Plan

(Full Title of the Plan)

Anthony Maretic

Chief Financial Officer

City Office REIT, Inc.

666 Burrard Street

Suite 3210

Vancouver, British Columbia V6C 2X8

Tel: (604) 806-3366

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

James V. Davidson, Esq.

Hogan Lovells US LLP

609 Main Street

Suite 4200

Houston, Texas 77002

Telephone: (713) 632-1478

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is filed by City Office REIT, Inc. (the “Registrant”) relating to 2,000,000 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”) issuable under the Registrant’s Equity Incentive Plan, as amended (the “Plan”), which Common Stock is in addition to the (i) 1,263,580 shares of Common Stock registered under the Plan on the Registration Statement on Form S-8 filed by the Registrant on May 5, 2014 (File No. 333-195703) (the “2014 Registration Statement”), (ii) 1,000,000 shares of Common Stock registered under the Plan on the Registration Statement on Form S-8 filed by the Registrant on August 6, 2019 (File No. 333-233043) (the “2019 Registration Statement”) and (iii) 1,500,000 shares of Common Stock registered under the Plan on the Registration Statement on Form S-8 filed by the Registrant on May 5, 2023 (File No. 333-271666) (the “2023 Registration Statement”). On March 12, 2025, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included a proposal to adopt an additional amendment to the Plan (the “Third Amendment”) to, among other things, increase the number of shares of Common Stock available for issuance under the Plan by 2,000,000 shares. The proposal to adopt the Third Amendment was approved by the Registrant’s stockholders at its 2025 Annual Meeting on May 1, 2025.

This Registration Statement relates to securities of the same class as those to which the 2014 Registration Statement, the 2019 Registration Statement and the 2023 Registration Statement related, and this Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the 2014 Registration Statement, the 2019 Registration Statement and the 2023 Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference and made a part of this Registration Statement, except as modified, supplemented or superseded by the information set forth below.

PART II

Item 3.	Incorporation of Certain Documents by Reference.

The following documents filed with the Commission by the Registrant under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February  20, 2025, which contains the Registrant’s audited financial statements for the latest fiscal year for which statements have been filed;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Commission on May 2, 2025;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on April 14, 2025 and May 5, 2025;

(d)

The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December  31, 2024 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 12, 2025; and

(e)

The description of the Registrant’s Common Stock set forth in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Commission on February 26, 2020, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Name

4.1	Articles of Amendment and Restatement of City Office REIT, Inc., as amended and supplemented (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 1, 2018).

4.2	Third Amended and Restated Bylaws of City Office REIT, Inc., effective as of August 2, 2023 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2023).

4.3	Certificate of Common Stock of City Office REIT, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11/A filed on February 18, 2014).

4.4	Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q filed on May 23, 2014).

4.5	Amendment No. 1 to the City Office REIT, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 6, 2019).

4.6	Amendment No. 2 to the City Office REIT, Inc. Equity Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 16, 2022).

4.7	Amendment No. 3 to the City Office REIT, Inc. Equity Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 12, 2025).

5.1*	Opinion of Ballard Spahr LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Ballard Spahr LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

107*	Calculation of Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada, on May 16, 2025.

CITY OFFICE REIT, INC.

By:	/s/ James Farrar
Name:	James Farrar
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint James Farrar and Anthony Maretic, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of May, 2025.

Signature	Title

/s/ James Farrar	Chief Executive Officer and Director
James Farrar	(Principal Executive Officer)

/s/ Anthony Maretic	Chief Financial Officer, Treasurer and Secretary
Anthony Maretic	(Principal Financial Officer and Principal Accounting Officer)

/s/ John Sweet	Director
John Sweet

/s/ Mark Murski	Director
Mark Murski

/s/ John McLernon	Director
John McLernon

/s/ Sabah Mirza	Director
Sabah Mirza

/s/ Michael Mazan	Director
Michael Mazan

5